AMENDMENT NUMBER TWO
to the
WALGREEN CO. PROFIT-SHARING RESTORATION PLAN

Effective January 1, 2010, the Walgreen Co. Profit-Sharing Restoration Plan (the “Plan”) is amended as follows:

1.   Section 4.2(c) (Payment for Tax Burden on Taxable Secular Trust Earnings) is deleted in its entirety.

2.   Section 4.3 (Recapture of Excess Payments) is deleted in its entirety and subsequent Sections are renumbered accordingly.